EXHIBIT 99.1

PCTEL Announces Change in First Quarter Dividend Payment Date to February 12, 2021

BLOOMINGDALE, Illinois – February 9, 2021 – PCTEL, Inc. (Nasdaq: PCTI), a leading global provider of wireless technology, today announced that the payment date for its quarterly dividend of $0.055 per share for shareholders of record at the close of business on February 8, 2021 has been changed to February 12, 2021 from February 15, 2021. The record date remains February 8, 2021.

The Company believes its 2021 dividend payments will be a return of capital for U.S. income tax purposes. See IRS Form 8937 posted on the Company’s website at http://investor.pctel.com/stock-information/dividends-IRSforms.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL® is a registered trademark of PCTEL, Inc. © 2021 PCTEL, Inc. All rights reserved.

PCTEL Company Contact

Suzanne Cafferty

Vice President, Global Marketing

PCTEL, Inc.

(630) 339-2107

public.relations@pctel.com

PCTEL Investor Relations Contact

Phillip Kupper

Three Part Advisors, LLC

(817) 778-8339

Pkupper@threepa.com